EXHIBIT 99.906CERT

CERTIFICATIONS BY PRESIDENT AND TREASURER OF

Parnassus Funds and the Parnassus Income Funds

PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

I, Jerome L. Dodson and Marc C. Mahon, President and Treasurer respectively of the Parnassus Funds and the Parnassus Income Funds (the “Registrant”).

This certification is being furnished pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Registrant’s Semi-Annual Report on Form N-CSRS for the period ended June 30, 2013 (the “Report”).

We hereby certify that to the best of our knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 2, 2013	/s/ Jerome L. Dodson
Jerome L. Dodson
President

Date: August 2, 2013	/s/ Marc C. Mahon
Marc C. Mahon
Treasurer